

Omnicare

First Quarter 2013 Financial Results

Supplemental Slides

Forward-Looking Statements

Certain of the statements made today and listed within the following presentation slides are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, all statements regarding the intent, belief or current expectations regarding the matters discussed in this presentation. Such forward-looking statements are based on management's current expectations and involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, performance or achievements to differ materially from those stated. The most significant of these risks and uncertainties are described in the Company's Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission. Investors are cautioned that such statements are only predictions and that actual events or results may differ materially.

These forward-looking statements speak only as of the date this presentation was originally given. We undertake no obligation to publicly release the results of any revisions to the forward-looking statements made today, to reflect events or circumstances after today or to reflect the occurrence of unanticipated events.

To facilitate comparisons and enhance understanding of core operating performance, certain financial measures have been adjusted from the comparable amount under Generally Accepted Accounting Principles (GAAP). A detailed reconciliation of adjusted numbers to the most comparable GAAP numbers is posted under "Supplemental Financial Data" in the Investors section of our website at http://ir.omnicare.com. Additionally, all amounts are presented on a continuing operations basis, unless otherwise stated.

Table of Contents

Omnicare

First-Quarter 2013 Highlights

- Gross profit of $370.8M; gross margin expanded 121 bps to 24.32%;
- Adjusted cash earnings per diluted share[1] of $0.90; 11.1% higher than 1Q12 of $0.81
- Cash flows from operations of $108.9M; 8.5% year-over-year increase
- SG&A expenses declined 5.7% sequentially to $201.8M, following return to more normalized employee benefit costs; 0.8% higher than 1Q12 reflecting inflationary increases in payroll and other items
- Long-Term Care Group first-quarter performance:
  - Net sales 11% lower vs. 1Q12; generic dispensing rate increased 270 bps year-over year to 82.8% (84.1% excluding the impact of short-cycle dispensing implementation that resulted in 385,000 additional branded prescriptions)
  - Adjusted operating income[1] of $155.1M increased $0.9M year-over-year, primarily due to increased generic drug utilization
- Specialty Care Group first-quarter performance:
  - Net sales increased 26% year-over-year to $369.2M
  - Adjusted operating income[1] of $38.0M was 26% higher than 1Q12

1. Excludes special items. A reconciliation of non-GAAP information to the most comparable GAAP measures has been attached to our press release and is also available on our Web site under 'Supplemental Financial Data' from the 'Investors' page

Omnicare

Operating Metrics

Script Data

(In thousands, except %s)	1Q 2013	4Q 2012	Increase / (Decrease)	1Q 2012	Increase / (Decrease)
Long-Term Care Group Scripts:					
Generic scripts dispensed	20,809	21,109	(1.4%)	20,361	2.2%
Branded scripts dispensed	4,322	4,049	6.7%	5,083	(15.0%)
Over-the-counter scripts dispensed	3,492	3,561	(1.9%)	3,602	(3.1%)
Total LTC Group scripts	28,623	28,719	(0.3%)	29,045	(1.5%)
Calendar days	90	92	(2.2%)	91	(1.1%)
LTC scripts per calendar day	318	312	1.9%	319	(0.3%)
Generic dispensing rate [(1)]	82.8%	83.9%	-110 bps	80.1%	270 bps



Generic Dispensing Rate (1)
85%
80%
75%
70%
82.8%
74.5%
1Q10
2Q10
3Q10
4Q10
1Q11
2Q11
3Q11
4Q11
1Q12
2Q12
3Q12
4Q12
1Q13

- *LTC scripts were 0.3% lower sequentially, reflecting a reduction in billing days and the impact from a lower average number of beds served; offset partially by the effects of short-cycle dispensing.*
- *Generic dispensing rate declined 110 bps sequentially to 82.8% as the newly adopted short-cycle dispensing rule increased the number of branded scripts dispensed.* ***Excluding the effects of short cycle, generic dispensing rates increased 20 bps to 84.1%.***

1. Generic prescriptions dispensed as a percentage of Long-Term Care segment scripts excludes all over-the-counter (OTC) scripts, including generic OTC medications.

Omnicare

Operating Metrics
Long-Term Care Bed Data

	Sequential			Prior Year	
(In thousands)	1Q 2013	4Q 2012	Increase / (Decrease)	1Q 2012	Increase / (Decrease)
Beds served:					
Beginning of period - LTC Beds	970	980	(10)	1,010	(40)
Net change in beds served	(1)	(10)	9	(24)	23
End of period - LTC Beds	969	970	(1)	986	(17)
Patient related beds [(1)]	917	919	(2)	933	(16)
Other beds [(2)]	52	51	1	53	(1)
End of period - LTC Beds	969	970	(1)	986	(17)

- *1Q13 annualized retention rate improved to 93.5%; 240 basis-point sequential increase*
- *Controllable bed losses declined 79% year-over-year; excluding the impact of the loss of a large, low-revenue correctional facility beds in 1Q12, controllable losses still declined over 50%.*
- *New bed additions improved 34% year-over-year due to early benefits from the company's recently implemented transformational sales strategy*

1. Includes skilled nursing facilities, assisted living facilities and development disabilities facilities
2. Includes other facilities such as correctional facilities, respiratory only beds and other beds

Omnicare

Gross Profit & Adjusted Operating Income[(1)(2)]

In millions, except per share data and %s	Sequential 1Q 2013	Sequential 4Q 2012	Increase / (Decrease)	Prior Year 1Q 2012	Increase / (Decrease)
Net sales	$ 1,525.0	$ 1,529.9	(0.3%)	$ 1,593.1	(4.3%)
Cost of sales	1,154.2	1,153.3	0.1%	1,225.0	(5.8%)
Gross profit	$ 370.8	$ 376.7	(1.6%)	$ 368.1	0.7%
Rate	24.32%	24.62%	-30 bps	23.11%	121 bps
SG&A expenses	201.8	214.1	(5.7%)	200.1	0.8%
Provision for doubtful accounts	24.2	26.9	(10.0%)	24.4	(0.8%)
Adjusted operating income (3)	144.8	135.7	6.7%	143.6	0.8%
Rate	9.49%	8.87%	62 bps	9.01%	48 bps

- *1Q13 gross profit increased $2.7M over 1Q12 on 121 bps improvement in gross margin*
  - *Due principally to increased utilization of generic drugs, drug price inflation, operating efficiencies and growth in the Specialty Care Group*
- *SG&A expenses remained consistent with 1Q12, increasing only 0.8%*
- *Adjusted operating income increased $1.2M over 1Q12 to 144.8M, on 48 bps improvement in operating margin*

1. Each amount is reported independently. The sum of the individual amounts may not equal the separately presented amounts due to rounding
2. Excludes special items. A reconciliation of non-GAAP information to the most comparable GAAP measures has been attached to our press release and is available on our website under 'Supplemental Financial Information' at http://ir.omnicare.com
3. Does not include cash-based EPS adjustment for amortization of intangibles

Omnicare

Adjusted Net Income & Cash-based EPS(1)(2)

In millions, except per share data and %s	Sequential			Prior Year	
	1Q 2013	4Q 2012	Increase / (Decrease)	1Q 2012	Increase / (Decrease)
Adjusted operating income	$ 144.8	$ 135.7	6.7%	$ 143.6	0.8%
Adjusted interest expense, net of investment income	(23.4)	(23.7)	(1.3%)	(24.5)	(4.5%)
Adjusted income before income taxes	121.4	112.0	8.4%	119.1	1.9%
Income taxes	(46.9)	(40.9)	14.7%	(45.6)	2.9%
Adjusted net income	74.5	71.1	4.8%	73.4	1.5%
Intangible asset amortization - after tax	5.9	6.5	(9.2%)	6.6	(10.6%)
Goodwill amortization - tax deduction	9.4	11.3	(16.8%)	10.9	(13.8%)
Contingent convertible debenture interest - tax deduction	6.6	5.9	11.9%	3.4	94.1%
Adjusted cash earnings	96.4	94.7	1.8%	94.3	2.2%
Weighted average diluted shares outstanding	107.5	110.1	(2.4%)	116.5	(7.7%)
Adjusted cash earnings per diluted share	$ 0.90	$ 0.86	4.7%	$ 0.81	11.1%
Adjusted operating income	$ 144.8	$ 135.7	6.7%	$ 143.6	0.8%
Adjusted depreciation and amortization	27.6	28.4	(2.8%)	26.1	5.7%
Adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA")	172.4	164.1	5.1%	169.7	1.6%

- *Adjusted interest expense, net of investment income, decreased approximately 3.7% year-over-year due to continued debt repayment and capital restructuring initiatives*
- *Adjusted cash earnings per diluted share from continuing operations of $0.90 increased 11.1% over 1Q12*

1. Each amount is reported independently. The sum of the individual amounts may not equal the separately presented amounts due to rounding
2. Each adjusted item excludes special items. A reconciliation of non-GAAP information to the comparable GAAP measures has been attached to our press release and is available on our website under 'Supplemental Financial Information' at http://ir.omnicare.com

Omnicare

Adjusted Operating Income by Segment (1)

In millions, except %s	Sequential 1Q 2013	Sequential 4Q 2012	Increase / (Decrease)	Prior Year 1Q 2012	Increase / (Decrease)
Long-Term Care Group					
Net sales	$ 1,155.1	$ 1,183.6	(2%)	$ 1,296.3	(11%)
Adjusted operating income[2]	155.1	155.0	0%	154.2	1%
Rate	13.42%	13.10%	32 bps	11.90%	152 bps
In whole numbers					
Per script data:					
Net sales / script	$ 40.4	$ 41.2	(2%)	$ 44.6	(9%)
Adjusted operating income / script[2]	5.4	5.4	0%	5.3	2%

In millions, except %s	1Q 2013	4Q 2012	Increase / (Decrease)	1Q 2012	Increase / (Decrease)
Specialty Care Group					
Net sales	$ 369.2	$ 345.7	7%	$ 293.3	26%
Adjusted operating income[2]	38.0	36.3	5%	30.1	26%
Rate	10.29%	10.51%	-22 bps	10.28%	1 bps

- *Long-Term Care Group 1Q13 adjusted operating income benefitted from increased utilization of generic drugs and operating efficiencies; partially offset by lower average beds served*
- *Specialty Care Group 1Q13 adjusted operating income growth driven primarily by specialty pharmacy, commercialization services businesses*
- *Adjusted operating loss for Corporate/Other segment in 1Q13 was $48.3M*

1. Each amount is reported independently. The sum of the individual amounts may not equal the separately presented amounts due to rounding
2. Excludes special items. A reconciliation of non-GAAP information to the most comparable GAAP measure has been attached to our press release and is available on our website under 'Supplemental Financial Information' at http://ir.omnicare.com

Omnicare

Cash Flows (1)

In millions, except %s	Sequential 1Q 2013	Sequential 4Q 2012	Increase / (Decrease)	Prior Year 1Q 2012	Increase / (Decrease)
Net income	$ 54.4	$ 59.0	(7.8%)	$ 55.7	(2.3%)
Adjustments to reconcile net income to net cash flows from operating activities:					
Depreciation expense	13.8	13.7	0.7%	12.1	14.0%
Amortization expense	19.9	20.6	(3.4%)	20.4	(2.5%)
Other operating activities	-	-	-	0.1	(100.0%)
Changes in certain assets and liabilities, net of effects from acquisition and divestiture of businesses	20.8	34.3	(39.4%)	12.1	71.9%
Net cash flows from operating activities	108.9	127.6	(14.7%)	100.4	8.5%
Capital expenditures	23.1	28.5	(18.9%)	20.2	14.4%
Dividends paid	14.5	14.4	0.7%	7.8	85.9%
Free cash flow from operations (2)	$ 71.3	$ 84.7	(15.8%)	$ 72.4	(1.5%)

- *First-quarter operating cash flows of $109M increased 8.5% from the prior-year period*
- *Capital expenditures continued at elevated levels due to investments in the development of a new Oracle-based ERP platform and other technology and automation initiatives.*

1. Each amount is reported independently. The sum of the individual amounts may not equal the separately presented amounts due to rounding
2. Free cash flow from continuing operations does not fully reflect the ability to freely deploy cash as it does not reflect required payments on indebtedness and other obligations

Omnicare

Cash Deployment

In millions, except %s	Sequential 1Q 2013	Sequential 4Q 2012	Increase / (Decrease)	Prior Year 1Q 2012	Increase / (Decrease)
Net cash flows from operating activities (reported)	$ 108.9	$ 127.6	(14.7%)	$ 100.4	8.5%
Capital expenditures	23.1	28.5	(18.9%)	20.2	14.4%
Acquisitions	-	0.5	(100.0%)	0.6	(100.0%)
Net debt and long term borrowings repayment [(1)]	7.0	6.6	6.1%	6.6	6.1%
Capital returned:					
Dividends paid	$ 14.5	$ 14.4	0.7%	$ 7.8	85.9%
Share repurchases	0.3	278.0	(99.9%)	22.3	(98.7%)
Total capital returned	14.8	292.4	(94.9%)	30.1	(50.8%)
% of net cash flows from operating activities	*13.6%*	*229.2%*	*-21,556 bps*	*30.0%*	*-1,639 bps*

- *Ability to return capital to shareholders limited in 1Q13 due to ongoing accelerated share repurchase (ASR) agreement.*
  - *Final settlement of ASR expected in 2Q13*
- *As of March 31, 2013, Omnicare has $510 million cash on the balance sheet and $220 million of share repurchase authorization remaining.*

1. Each period presented included required quarterly repayment of the term loan.

Full-Year 2013 Guidance

	Previous Guidance (1)	Current Guidance (2)
• Revenue	$6.1B to $6.2B	$6.1B to $6.2B
• Adjusted cash earnings per diluted share(3)	$3.47 to $3.57	$3.47 to $3.57
• Cash flow from operations	$450M to $500M	$450M to $500M

We intend to revisit our 2013 outlook following our second quarter and provide and any necessary update upon reporting Q2 results

1. Guidance provided on February 19, 2013
2. Guidance provided on April 24, 2013.
3. Excludes special items. A description of special items has been attached to our press release and is available on our website under 'Supplemental Financial Information' at http://ir.omnicare.com

Omnicare

Appendix

Capital Structure


Major Debt Maturity Schedule(1)
(in $ millions)
$1,800
$1,500
$1,200
$900
$600
$300
$0
2010
2015
2020
2025
2030
2035
2040
As of 9/30/10
As of 3/31/13

In 1Q13, the conversion threshold for the 3.75% convertible senior subordinated notes due 2025 was attained, therefore these notes are convertible by the debt holders and have been classified as current debt

1. Assumes convertible debentures due 2035 are put to the Company in 2015 with related tax recapture included. Debt amounts shown are exclusive of unamortized debt discount.

Omnicare

Working Capital Management

Five Quarter Trend[1]



40
30
20
10
0
65
60
55
50
45
26.3
27.3
27.7
30.8
29.8
56.7
55.2
55.3
51.5
49.6
1Q12
2Q12
3Q12
4Q12
1Q13
Days of Inventory On Hand (DOH)
Days Sales Outstanding (DSO)

1. DOH = Ending Inventory / (Quarterly Cost of Sales / Days in Quarter)
DSO = Ending Account Receivable / (Quarterly Sales / Days in Quarter)

Omnicare

Selected Branded Drug Patent Expirations[1][2]

1Q 2013	2Q-4Q 2013	FY 2014
Lamictal XR	Aciphex	Actonel
Luvox CR	Aricept 23	Avelox
Maxalt/Maxalt MLT	Asacol	Celebrex
Mucinex (re-launch)	Atacand IR	Detrol LA
Suboxone	Cymbalta	Diovan IR
	Fosrenol	Evista
	Lidoderm	Hectoral
	Lunesta	Invega
	Niaspan	Lumigan
	Prandin	Nasonex
	Prevacid Soltab (re-launch)	Nexium
	Rilutek	Oxycontin
	Temodar	Renagel
	Xeloda	Renvela
		Restasis
		Travatan Z
		Zemplar

1. All generic launches are subject to change due to litigation or pediatric exclusivity
2. Drugs already launched shown in gray and italics

Omnicare


Omnicare

First Quarter 2013 Financial Results

Supplemental Slides